EXHIBIT 99.1
News Release

Contacts:
Media – Lisa H. Jester, Corporate Manager, Communications and Public Relations (513) 425-2510
Investors – Douglas O. Mitterholzer, General Manager, Investor Relations (513) 425-5215

AK Steel Reports Financial Results for Third Quarter 2016
Company Earns Net Income of $50.9 Million for the Third Quarter

WEST CHESTER, OH, October 25, 2016 – AK Steel (NYSE: AKS) today reported its financial results for the third quarter of 2016.

3rd Quarter 2016 Highlights

•	Net income of $50.9 million, or $0.21 per diluted share, compared to net income of $6.7 million, or $0.04 per diluted share in the third quarter 2015

•	Adjusted EBITDA of $156.6 million increased 31% from the third quarter 2015

•	Adjusted EBITDA margin improved to 10.8% from 7.0% in the third quarter 2015

•	Solid liquidity of nearly $1.1 billion

AK Steel reported net income of $50.9 million, or $0.21 per diluted share of common stock, for the third quarter of 2016, compared to net income of $6.7 million, or $0.04 per diluted share, for the third quarter of 2015. The company’s adjusted EBITDA (as defined in the “Non-GAAP Financial Measures” section below) of $156.6 million, or 10.8% of net sales, for the third quarter of 2016 increased from adjusted EBITDA of $120.0 million, or 7.0% of net sales, for the year ago third quarter.
“We continue to see benefits from our decision to focus on higher-value products, optimize our footprint and reduce our exposure to commodity products,” said Roger K. Newport, Chief Executive Officer of AK Steel. “De-emphasizing commodity products and introducing new products, such as our recently announced NEXMET™ line of next-generation advanced high strength steels, are examples of our ongoing work to differentiate ourselves in the market today and for the future, and to drive long-term shareholder value.”
Primarily as a result of the Company’s decision to reduce sales of commodity products, net sales decreased 15% to $1.45 billion for the third quarter of 2016 from $1.71 billion in the third quarter of 2015. Shipments of 1,425,900 tons for the third quarter of 2016 were 24% less than the 1,871,200 tons from the third quarter a year ago. As a result of a better product mix and a more favorable selling environment, selling price per ton increased 11% to $1,016 from $912 for the same quarter a year ago.
The improved product mix, higher average selling price per ton, improved carbon steel market prices, focus on cost reductions and lower raw material costs contributed to the 31% increase in adjusted EBITDA. Results for the quarter included a LIFO credit of $24.2 million, compared to a LIFO credit of $44.8 million in the third quarter a year ago. Costs for planned outages for the third quarter of 2016 were $16.9 million, as compared to $11.8 million from the same quarter a year ago.
The company ended the third quarter of 2016 with total liquidity of $1,079 million, consisting of cash and cash equivalents and $1,034 million of availability under the company’s revolving credit facility.

Nine-Month Results
For the first nine months of 2016, the company reported net income of $54.6 million, or $0.26 per diluted share, as compared to a net loss of $363.6 million, or $2.05 per diluted share, in the corresponding nine months of 2015. The first nine months of 2015 included an impairment charge of $256.3 million, or $1.44 per diluted share, to fully impair the company’s investment in Magnetation LLC.

Sales for the first nine months of 2016 were $4.46 billion compared to sales of $5.15 billion in the same period a year ago. Shipments for the first nine months of 2016 were 4,639,600 tons compared to 5,433,400 tons in the first nine months of 2015. Average selling prices for the nine months ended September 30, 2016 of $960 per ton were 1% higher than our average selling prices of $947 per ton for the nine months ended September 30, 2015, reflecting our focus on a higher-value sales mix, partially offset by lower year-over-year pricing for spot markets and much of our sales under contracts.
The company’s focus on higher value steels, improved carbon steel market prices, cost reduction efforts, strong operational performance and footprint optimization improved adjusted EBITDA to $337.0 million, or 7.5% of net sales, for the first nine months of 2016, from adjusted EBITDA of $225.1 million, or 4.4% of net sales, for the same period in 2015. The first nine months of 2016 included LIFO credits of $15.8 million, compared to LIFO credits of $96.7 million in the first nine months of 2015. The company incurred costs of $40.0 million during the first nine months of 2016 for planned outages, compared to $43.6 million during the first nine months of 2015.

AK Steel
AK Steel is a leading producer of flat-rolled carbon, stainless and electrical steel products, and carbon and stainless tubular products, primarily for automotive, infrastructure and manufacturing, construction and electrical power generation and distribution markets. Headquartered in West Chester, Ohio (Greater Cincinnati), the company employs approximately 8,500 men and women at eight steel plants, two coke plants and two tube manufacturing operations across six states (Indiana, Kentucky, Michigan, Ohio, Pennsylvania and West Virginia) and one tube plant in Mexico. Additional information about AK Steel is available at www.aksteel.com.

Safe Harbor Statement
Certain statements made or incorporated by reference in this Current Report on Form 8-K reflect management’s estimates and beliefs and are intended to be “forward-looking statements” identified in the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify forward-looking statements.  The company cautions readers that forward-looking statements reflect the company’s current beliefs and judgments, but are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently affected by economic, competitive, regulatory, and operational risks, uncertainties and contingencies that are beyond the company’s control, and upon assumptions about future business decisions and conditions that may change.
Forward-looking statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors, including reduced selling prices, shipments and profits associated with a highly competitive and cyclical industry; increased global steel production and imports; changes in the cost of raw materials and energy; the company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the company’s major customers or key suppliers; reduced demand in key product markets due to competition from aluminum or other alternatives to steel; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials; production disruption or reduced production levels; the company’s healthcare and pension obligations; not reaching new labor agreements on a timely basis; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emission limitations; financial, credit, capital and banking markets; derivative contracts to hedge commodity pricing volatility; potential permanent idling of facilities; inability to fully realize benefits of margin enhancement initiatives; information technology security threats and cybercrime; as well as those risks and uncertainties discussed in more detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated in subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. As such, the company cautions readers not to place undue reliance on forward-looking statements, which speak only to the company’s plans, assumptions and expectations as of the date hereof. The company undertakes no obligation to publicly update any forward-looking statement, except as required by law.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in millions, except per share and per ton data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Shipments (000 tons)	1,425.9	1,871.2	4,639.6	5,433.4
Selling price per ton	$1,016	$912	$960	$947

Net sales	$1,452.9	$1,709.9	$4,463.9	$5,150.2

Cost of products sold	1,194.1	1,524.4	3,884.6	4,712.2
Selling and administrative expenses	80.0	65.7	205.7	198.4
Depreciation	53.7	55.5	161.7	166.6
Pension and OPEB expense (income)	(5.7)	(15.9)	(29.5)	(48.1)
Total operating costs	1,322.1	1,629.7	4,222.5	5,029.1
Operating profit	130.8	80.2	241.4	121.1
Interest expense	40.3	43.0	124.5	130.4
Impairment of Magnetation investment	—	—	—	(256.3)
Other income (expense)	(7.0)	4.3	(5.6)	(10.9)
Income (loss) before income taxes	83.5	41.5	111.3	(276.5)
Income tax expense	14.6	17.2	4.1	39.5
Net income (loss)	68.9	24.3	107.2	(316.0)
Less: Net income attributable to noncontrolling interests	18.0	17.6	52.6	47.6
Net income (loss) attributable to AK Steel Holding Corporation	$50.9	$6.7	$54.6	$(363.6)
Basic and diluted earnings per share:
Net income (loss) attributable to AK Steel Holding Corporation	$0.21	$0.04	$0.26	$(2.05)
Weighted-average shares outstanding:
Basic	237.5	177.2	210.6	177.1
Diluted	238.4	177.5	211.4	177.1

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AK STEEL HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions, except per share amounts)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$57.5	$56.6
Accounts receivable, net	489.0	444.9
Inventory, net	1,088.4	1,226.3
Other current assets	66.1	78.4
Total current assets	1,701.0	1,806.2
Property, plant and equipment	6,565.3	6,466.0
Accumulated depreciation	(4,537.7)	(4,379.5)
Property, plant and equipment, net	2,027.6	2,086.5
Other non-current assets	192.2	191.7
TOTAL ASSETS	$3,920.8	$4,084.4

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$639.5	$703.4
Accrued liabilities	248.7	261.5
Current portion of pension and other postretirement benefit obligations	46.2	77.7
Total current liabilities	934.4	1,042.6
Non-current liabilities:
Long-term debt	2,000.2	2,354.1
Pension and other postretirement benefit obligations	1,131.0	1,146.9
Other non-current liabilities	130.4	136.4
TOTAL LIABILITIES	4,196.0	4,680.0

Equity (deficit):
Common stock, authorized 450,000,000 shares of $0.01 par value each; issued 238,841,983 and 178,284,137 shares in 2016 and 2015; outstanding 238,269,413 and 177,893,562 shares in 2016 and 2015	2.4	1.8
Additional paid-in capital	2,520.0	2,266.8
Treasury stock, common shares at cost, 572,570 and 390,575 shares in 2016 and 2015	(2.4)	(2.0)
Accumulated deficit	(3,002.4)	(3,057.0)
Accumulated other comprehensive loss	(164.2)	(187.2)
Total stockholders’ equity (deficit)	(646.6)	(977.6)
Noncontrolling interests	371.4	382.0
TOTAL EQUITY (DEFICIT)	(275.2)	(595.6)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$3,920.8	$4,084.4

On September 7, 2016, the Company’s shareholders approved an amendment of the Company’s Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 300,000,000 to 450,000,000.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$107.2	$(316.0)
Depreciation	150.8	155.9
Depreciation—SunCoke Middletown	10.9	10.7
Amortization	14.3	17.0
Impairment of Magnetation investment	—	256.3
Deferred income taxes	6.1	37.8
Pension and OPEB expense (income)	(29.5)	(48.1)
Contributions to pension trust	—	(24.1)
Contributions to retirees VEBA	—	(3.1)
Other pension payments	(32.6)	(1.3)
Other postretirement benefit payments	(24.3)	(32.9)
Changes in working capital	37.5	122.0
Other operating items, net	47.5	25.9
Net cash flows from operating activities	287.9	200.1

Cash flows from investing activities:
Capital investments	(81.9)	(71.0)
Proceeds from sale of equity investee	—	25.0
Other investing items, net	2.2	1.5
Net cash flows from investing activities	(79.7)	(44.5)

Cash flows from financing activities:
Net borrowings (payments) under credit facility	(360.0)	(55.0)
Proceeds from issuance of long-term debt	380.0	—
Redemption of long-term debt	(392.8)	(10.1)
Proceeds from issuance of common stock	249.4	—
Debt issuance costs	(20.4)	—
SunCoke Middletown distributions to noncontrolling interest owners	(63.2)	(69.7)
Other financing items, net	(0.3)	(1.0)
Net cash flows from financing activities	(207.3)	(135.8)

Net increase (decrease) in cash and cash equivalents	0.9	19.8
Cash and cash equivalents, beginning of period	56.6	70.2
Cash and cash equivalents, end of period	$57.5	$90.0

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AK STEEL HOLDING CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in millions)

In certain of its disclosures in this news release, the company has reported adjusted EBITDA and adjusted EBITDA margin that exclude the effects of noncontrolling interests and an impairment charge for its investment in Magnetation. EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. It is a metric that is sometimes used to compare the results of different companies by removing the effects of different factors that might otherwise make comparisons inaccurate or inappropriate. The adjusted results, although not financial measures under generally accepted accounting principles (“GAAP”) and not identically applied by other companies, facilitate the ability to analyze the company’s financial results in relation to those of its competitors and to the company’s prior financial performance by excluding items that otherwise would distort the comparison.  Adjusted EBITDA and adjusted EBITDA margin are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP and are not necessarily comparable to similarly titled measures used by other companies.

Neither current nor potential investors in the company’s securities should rely on adjusted EBITDA or adjusted EBITDA margin as a substitute for any GAAP financial measure and the company encourages current and potential investors to review the following reconciliation of adjusted EBITDA.

Reconciliation of Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions, except per ton)	2016	2015	2016	2015
Net income (loss) attributable to AK Steel Holding	$50.9	$6.7	$54.6	$(363.6)
Net income attributable to noncontrolling interests	18.0	17.6	52.6	47.6
Income tax expense (benefit)	14.6	17.2	4.1	39.5
Interest expense	40.3	43.0	124.5	130.4
Interest income	(0.3)	(0.3)	(1.2)	(0.9)
Depreciation	53.7	55.5	161.7	166.6
Amortization	1.1	1.5	4.2	7.5
EBITDA	178.3	141.2	400.5	27.1
Less: EBITDA of noncontrolling interests (a)	21.7	21.2	63.5	58.3
Impairment of Magnetation investment	—	—	—	256.3
Adjusted EBITDA	$156.6	$120.0	$337.0	$225.1
Adjusted EBITDA margin	10.8%	7.0%	7.5%	4.4%

(a)    The reconciliation of EBITDA of noncontrolling interests to net income attributable to noncontrolling interests is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2016	2015	2016	2015
Net income attributable to noncontrolling interests	$18.0	$17.6	$52.6	$47.6
Depreciation	3.7	3.6	10.9	10.7
EBITDA of noncontrolling interests	$21.7	$21.2	$63.5	$58.3

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AK STEEL HOLDING CORPORATION
STEEL SHIPMENTS
(Unaudited)
(Tons in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Tons Shipped by Product
Stainless/electrical	212.2	216.1	663.1	667.0
Coated	758.1	883.4	2,414.6	2,493.2
Cold-rolled	219.3	344.6	777.9	998.2
Tubular	28.0	28.8	88.7	87.9
Subtotal value-added shipments	1,217.6	1,472.9	3,944.3	4,246.3
Hot-rolled	168.7	354.0	573.0	1,046.1
Secondary	39.6	44.3	122.3	141.0
Subtotal non value-added shipments	208.3	398.3	695.3	1,187.1
Total shipments	1,425.9	1,871.2	4,639.6	5,433.4

Shipments by Product (%)
Stainless/electrical	14.9%	11.5%	14.3%	12.3%
Coated	53.2%	47.2%	52.0%	45.9%
Cold-rolled	15.4%	18.4%	16.8%	18.4%
Tubular	1.9%	1.6%	1.9%	1.6%
Subtotal value-added shipments	85.4%	78.7%	85.0%	78.2%
Hot-rolled	11.8%	18.9%	12.4%	19.2%
Secondary	2.8%	2.4%	2.6%	2.6%
Subtotal non value-added shipments	14.6%	21.3%	15.0%	21.8%
Total shipments	100.0%	100.0%	100.0%	100.0%

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